UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2006

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street Sanford, Florida 32771

(address of principal executive offices)

(407) 323-1833

(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          Entry into a Definitive Material Agreement.

          On November 14, 2006, the Registrant, Keefe Managers, LLC, (“Keefe”), Robert B. Goldstein, John J. Lyons, James V. Suskiewich, and Gregory E. Smith entered into a Settlement Agreement in connection with certain controversies related to the Registrant’s proxy solicitation and election of directors at the Registrant’s Annual Meeting of Shareholders held on May 26, 2006. Pursuant to the terms of the Settlement Agreement, the Registrant agreed to reimburse Keefe $160,000 in costs associated with the dispute and to appoint a qualified director to the Registrant’s Board of Directors who is acceptable to Keefe in exchange for Keefe’s release from all claims and any litigation brought by it in connection with the dispute. Keefe filed with the appropriate court a Notice of Settlement and Voluntary Dismissal with Prejudice on November 15, 2006.

ITEM 9.01          Financial Statements and Exhibits.

(d) Exhibits.

99.01          Settlement Agreement

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2006

Federal Trust Corporation

(Registrant)

By:	/s/ Gregory E. Smith

Gregory E. Smith
Executive Vice President and
Chief Financial Officer
(407) 323-1833